EXHIBIT (P)

                           THOMPSON PLUMB FUNDS, INC.
                                       and
                       THOMPSON INVESTMENT MANAGEMENT LLC

                         CODE OF ETHICS WITH RESPECT TO
                    SECURITIES TRANSACTIONS OF ACCESS PERSONS

                      As Amended Through November 14, 2005

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                                TABLE OF CONTENTS

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I.       INTRODUCTION..........................................................1

II.      DEFINITIONS...........................................................2

III.     STATEMENT OF GENERAL PRINCIPLES.......................................4

IV.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.........................5

V.       EXEMPT TRANSACTIONS...................................................7

VI.      REPORTING REQUIREMENTS OF ACCESS PERSONS..............................8

VII.     COMPLIANCE MONITORING................................................11

VIII.    REVIEW BY BOARD OF DIRECTORS.........................................11

IX.      RECORDS RETENTION....................................................12

X.       CONFIDENTIAL TREATMENT...............................................13

XI.      VIOLATIONS OF THIS CODE..............................................13

XII.     WRITTEN ACKNOWLEDGEMENTS.............................................13

XIII.    INTERPRETATION OF PROVISIONS.........................................13

XIV.     AMENDMENTS TO THE CODE...............................................14

APPENDIX A - LIST OF ACCESS PERSONS.........................................A-1

APPENDIX B - PERSONAL TRADING REQUEST AND AUTHORIZATION FORM................B-1

APPENDIX C - INITIAL HOLDINGS REPORT........................................C-1

APPENDIX D - QUARTERLY TRANSACTION REPORT...................................D-1

APPENDIX E - ANNUAL HOLDINGS REPORT.........................................E-1

APPENDIX F - ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS....................F-1

APPENDIX G - ANNUAL CERTIFICATION...........................................G-1
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I.    INTRODUCTION

      Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") requires investment companies, as well as their investment advisers and principal underwriters, to adopt written codes of ethics containing provisions reasonably necessary to prevent "access persons" from engaging in any act, practice, or course of business prohibited under the anti-fraud provisions of the Rule. Pursuant to the requirements of Rule 17j-1, Thompson Plumb Funds, Inc. (the "Funds") and Thompson Investment Management LLC ("Adviser") have adopted this Code of Ethics (the "Code") with respect to the securities transactions of the directors, officers, and certain employees of the Fund and the Adviser that come within the term "access person," as defined below. The Board of Directors of the Fund (including a majority of the independent directors) and the Board of Directors of the Adviser have approved this Code.

      In addition, Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") requires federally registered investment advisers to establish, maintain and enforce written codes of ethics that include, among other matters, standards of business conduct required of "supervised persons," provisions requiring supervised persons to comply with applicable federal securities laws, provisions requiring "access persons" to report their personal securities transactions and holdings and obtain approval before they acquire beneficial ownership of any security in an initial public offering or private placement. This Code has been adopted by the Adviser and is intended to comply with Advisers Act Rule 204A-1.

      In addition to complying with the requirements of 1940 Act Rule 17j-1 and Advisers Act Rule 204A-1, this Code reflects the principal recommendations in the May 9, 1994 Report of the Investment Company Institute Advisory Group on Personal Investing. It is intended to provide guidance to access persons of the Fund and the Adviser in the conduct of their personal investments to eliminate the possibility of securities transactions occurring that place, or appear to place, such persons in conflict with the interests of the Fund, their shareholders, or the Adviser's clients (collectively, "Clients"). As required by the Rule, a copy of this Code has been filed with the Securities and Exchange Commission.

      Your receipt of this Code for your review and signature means that you are a person to whom the Code applies. You are required to acknowledge in writing that you have received a copy of this Code, as well as any amendments to the Code. See Appendix F. You are required to certify annually that you have read, understood and complied with this Code. See Appendix G.

      If you have any questions concerning this Code, please contact the Compliance Officer for the Adviser and/or Fund counsel.
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II.   DEFINITIONS

      A. Access Person. "Access person" means (1) any advisory person of the Funds or of the Adviser, and (2) any supervised person who has access to non-public information regarding any clients' purchase or sale of securities or non-public information regarding the portfolio holdings of any Fund or who is involved in making securities recommendations to clients, or has access to such recommendations that are non-public. All officers, directors and employees of the Funds are considered access persons. The names of access persons are shown on Appendix A, which may be amended from time to time.

      B.    Adviser. The "Adviser" means Thompson Investment Management LLC.

      C. Advisory Person. "Advisory person" means any director, officer, general partner or employee of the Funds or the Adviser (1) who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a covered security by or on behalf of the Funds, or (2) whose functions relate to the making of any recommendations with respect to such purchases or sales. In the event that any individual or company is in a control relationship with the Funds or the Adviser, the term "advisory person" includes such individual company, or any employee of such a company to the same extent as an employee of the Funds or the Adviser.

      D. Automatic Investment Plan. "Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

      E. Beneficial Ownership. "Beneficial ownership" has the same meaning as used in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the term applies to both debt and equity securities. "Beneficial ownership" under Rule 16a-1(a)(2) includes accounts of a spouse, minor children who reside in an access person's home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the access person directs or controls, whether the person lives with the access person or not, as well as accounts of another person (individual, partner, corporation, trust, custodian, or other entity) if by reason of any contract, understanding, relationship, agreement or other arrangement the access person obtains or may obtain therefrom a direct or indirect pecuniary interest. A person does not derive a direct or indirect pecuniary interest by virtue of serving as a trustee or executor unless he or a member of his immediate family has a vested interest in the income or corpus of the trust or estate. A copy of Release No. 34-18114 issued by the Securities and Exchange Commission on the meaning of the term "beneficial ownership" is available upon request from the Compliance Officer, and should be reviewed carefully by any access person before preparing any reports required by this Code.


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      F.    Being Considered for Purchase or Sale. A security is "being considered for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated by an advisory person of the Fund or the Adviser, in the course of his duties and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      G. Client. "Client" means any investment advisory client of the Adviser.

      H. Compliance Officer. "Compliance Officer" means the Chief Compliance Officer of the Funds, as well as any designee appointed by such person.

      I. Control. "Control" means the power to exercise a controlling influence over the management and policies of a company, unless such power is solely the result of an official position with such company.

      J. Covered Security. "Covered security" means any security, except such term shall not include shares of registered open-end investment companies (other than the Funds or exchange-traded funds), direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper or, high quality short-term debt instruments, including repurchase agreements.

      K. Disinterested Director. The term "disinterested director" means a director of the Funds or the Adviser who is not an "interested person" of the Funds within the meaning of Section 2(a)(19)(A) of the 1940 Act, an "interested person" of the Adviser within the meaning of Section 2(a)(19)(B) of the 1940 Act. These directors have been designated by the Fund or the Adviser as appropriate.

      L. Federal Securities Laws. "Federal securities laws" means the Securities Act of 1933, Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted by the SEC or the Department of the Treasury.

      M. Funds. "Funds" mean Thompson Plumb Funds, Inc., including its various mutual fund series, and a "Fund" means any one of such series.

      N.    Fund Share. "Fund share" means a share of common stock of any Fund.

      O. Initial Public Offering. "Initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.


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      P.    Portfolio Managers. Persons who make decisions as to the purchase or sale of portfolio securities of the Funds or clients.

      Q. Private Placement. "Private placement" means an offering of securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereto or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

      R. Security. "Security" has the same meaning as in Section 2(a)(36) of the 1940 Act. A copy of Section 2(a)(36) is available from the Compliance Officer.

      S. Supervised Persons. "Supervised persons" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

III.  STATEMENT OF GENERAL PRINCIPLES

      The following general fiduciary principles shall govern the personal investment activities of all access persons and supervised persons.

      Each access person and supervised person shall adhere to the highest ethical standards and shall:

      A. Recognize that the Adviser has fiduciary duties to the Funds and clients, which involves a duty at all times to deal fairly with, and act in the best interests of, the Funds, their shareholders and clients, including the duty to use reasonable care and independent professional judgment and to make full and fair disclosure of all material facts;

      B. At all times, place the interests of the Funds, their shareholders and clients before his personal interests;

      C.    Comply with the applicable federal securities laws;

      D. Conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or any abuse of position of trust and responsibility; and

      E. Not take any inappropriate advantage of his position with or on behalf of the Funds or the Adviser.

      F.    Report promptly any violations of this Code to the Compliance
            Officer.


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      Access persons and supervised persons should follow not only the letter of this Code, but also its spirit and their transactions will be reviewed for this purpose.

IV.   RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

      A. Prior Clearance Required for All Securities Transactions. Unless the transaction is exempt under Article V below, no access person (other than a disinterested director) may directly or indirectly, initiate, recommend, or in any other way participate in the purchase or sale of a security in which such access person has, or by reason of the transaction may acquire, any direct or indirect beneficial interest, without first obtaining prior written clearance for such transaction from the Compliance Officer. When requesting prior clearance, each access person should be aware that:

            1. All requests for prior clearance must be set forth in writing on the standard Personal Trading Request and Authorization Form, a copy of which is attached as Appendix B.

            2. Prior clearance of a securities transaction is effective only for the same day on which clearance is granted.

      The Funds and the Adviser shall retain a record of the approval of, and rationale supporting, any direct or indirect acquisition by an access person of a beneficial interest in covered securities.

      B. Purchases and Sales Involving the Funds or Clients (Blackout Periods). Unless the transaction is exempt under Article V below, no access person (other than a disinterested director) may effect a transaction in any covered security while the Fund or a Client has an open or pending order in that same or a related covered security until that order has been executed or cancelled. Additionally, no portfolio manager may purchase or sell as beneficial owner any equity covered security within seven calendar days before and after a client or a series of the Funds that he or she manages trades in that equity security; provided, however, that if the equity security has a market capitalization of more than $5 billion at the time of the trade by the client or applicable series of the Funds, the portfolio manager will not be subject to the seven-day blackout period but only to a prohibition on trading the security on the same day as the client or applicable series of the Funds.

            Equity securities with equity market capitalizations over $5 billion are believed to be sufficiently liquid and actively traded that transactions undertaken by a portfolio manager, Fund, or client are highly unlikely to have any material impact on the market price of such securities. If the subject transaction involves acquisition of an equity security with a market capitalization of $5 billion or less, the Compliance Officer shall consult a current list of all trades of equity securities by any Fund or client managed by the portfolio manager within the preceding seven calendar days and confirm with the portfolio manager that he or she has no intention to trade the security for those accounts within the next seven days.


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      C.    Short-Term Trading Profits. Short-term trading by access persons shall be prohibited. All sales and purchases (or purchases and sales) of the same or equivalent securities within 60 calendar days by an access person shall be reported to the Funds' Board of Directors. The Adviser will suggest to the Board appropriate penalties for violation of the short-term trading prohibition.

      D. Initial Public Offerings. No access person may acquire any beneficial ownership in any equity covered securities (or securities convertible into equity covered securities) in an initial public offering.

      E. Short Sales of Securities By Portfolio Managers. No portfolio manager may engage in a short sale of a security for an account in which he or she has a beneficial interest if such security is owned by a Fund or client for whom that person is a portfolio manager.

      F. Gifts. No access person may receive any gift or anything else of more than $100 value within any calendar year from any person, entity or person affiliated with an entity that does business with or on behalf of the Funds or the Adviser.

      G. Private Placements. With regard to private placements, each access person shall:

            1. Obtain express prior written approval from the Compliance Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the Funds or clients, and whether such opportunity is being offered to such access person by virtue of his position with the Funds or the Adviser) for any acquisition of securities in a private placement; and,

            2. If and after such authorization to acquire securities in a private placement has been obtained, disclose such personal investment in any subsequent consideration by a Fund (or any other investment company for which he acts in a capacity as an access person), or a client for investment in that issuer arises.

                  If it is determined that a Fund or client will purchase securities of an issuer the shares of which have been previously obtained for personal investment by an access person, that decision shall be subject to an independent review by the disinterested directors with no personal interest in the issuer.

      H. Service as a Director. No access person shall serve on a board of directors of a publicly traded company, absent prior written authorization by the Board of Directors of the Funds or of the Adviser (as the case may be), based upon a determination that such service would be consistent with the interests of the Funds and the clients.


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            If board service of an access person is authorized by the Board of
            Directors of the Funds or the Adviser, such access person shall be isolated from the investment making decisions with respect to the company of which he is a director.

      I. Confidentiality. No access person shall reveal to any other person (except in the normal course of his duties on behalf of the Fund or the Adviser) any information regarding securities transactions made, or being considered, by or on behalf of the Funds or clients.

V.    EXEMPT TRANSACTIONS

      The prohibitions described in Paragraphs A and B of Article IV above shall not apply to:

      A. Purchases or sales effected in any account over which the access person has no direct or indirect influence or control, or in any account of the access person which is managed on a discretionary basis by a person other than the access person and, with respect to which the access person does not in fact influence or control purchase or sale transactions;

      B. Purchases or sales that are non-volitional on the part of the access person, including mergers, recapitalizations or similar transactions;

      C. Purchases that are part of an issuer's automatic dividend reinvestment plan;

      D. Purchases or sales that are made pursuant to an automatic investment plan;

      E. Purchases or sales of a registered unit investment trust (other than exchange-traded funds) or closed-end management investment company;

      F.    Purchases or sales of shares of any of the Funds;

      G. Purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

      H. Purchases that are part of an investment club portfolio where an access person or portfolio manager maintains a beneficial interest of 20% or less provided that such transactions are reported quarterly to the Board; and

      I. Purchases or sales that receive the prior approval of the Compliance Officer on the basis, determined from the investigation described in
            Section IV. B, that (a) the transaction is not potentially harmful to the Funds or clients, (b) the transaction would be unlikely to affect the market in which the portfolio securities for the Fund are traded, (c) the transaction is not related economically to the securities to be purchased, sold, or held by the Funds or clients and the decision to purchase or sell the security is not the result of material non-public information, (d) for transactions involving access persons, neither the Funds nor any client has engaged in a transaction on the same trading day during which the Funds or client has pending orders in that same or a related security until those orders have been executed or cancelled, or (e) for transactions involving portfolio managers where the subject equity security has an equity market capitalization of $5 billion or less, neither the Funds nor any client has engaged in a transaction in the same or similar equity-related security within the past seven calendar days, and has no intention to do so within the next seven calendar days. As noted above, prior approval must be set forth in writing on the Personal Trading Request and Authorization Form (Appendix B).


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      J.    Purchases or sales made by an access person as part of an
            "aggregated" transaction with client accounts provided that (1) the access person is not a portfolio manager of the Funds; (2) the aggregated order is placed with one custodian; (3) the security is not purchased or sold by the Funds in a similar transaction on the same day; (4) the security is not being considered for purchase or sale by the Funds; (5) all client accounts participating in the aggregated transaction are filled ahead of the access person's account; and (6) the access person obtains verbal or written approval of the Compliance Officer prior to the transaction and reports the transaction to the Compliance Officer within five days of when the order is processed using Appendix B.

VI.   REPORTING REQUIREMENTS OF ACCESS PERSONS

      A. Initial Holdings Report. Every access person (except disinterested directors) shall complete, sign and submit to the Compliance Officer an Initial Holding Report no later than 10 days after becoming an access person. The Initial Holdings Report (attached hereto as Appendix C) shall include the following information:

            1. The title and type, exchange ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each covered security and Fund share in which the access person had any direct or indirect beneficial ownership when the person became an access person;

            2. The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

            3. The date on which the report is submitted by the access person.


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            The information contained in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

      B. Quarterly Transaction Reports. Every access person (except disinterested directors) shall complete, sign and submit to the Compliance Officer a Quarterly Transaction Report (attached hereto as Appendix D) which discloses the information with respect to transactions during the quarter in any covered security and Fund share in which such access person has, or by reason of such transaction, acquires any direct or indirect beneficial ownership in the covered security and Fund share. The Quarterly Transaction Report shall be submitted no later than 30 days after the end of each calendar quarter, whether or not there has been a transaction for the quarter. In the ordinary course, the Quarterly Transaction Report will be prepared by the Compliance Officer or his designee based on Personal Trading Request and Authorization Forms received during the preceding quarter. The Quarterly Transaction Report will then be signed by the access person. Such preparation of the Quarterly Transaction Report by the Compliance Officer or his designee shall not relieve access persons from the duty to report previously-undisclosed personal trades executed during the preceding quarter. For any transaction in a covered security and/or Fund share during the quarter in which the access person had any direct or indirect beneficial ownership, the Quarterly Transaction Report shall contain the following information:

            1. The date of the transaction, the title and type, exchange ticker symbol or CUSIP number (as applicable), interest rate and maturity date (if applicable), the number of shares and the principal amount of the covered security or Fund share involved;

            2. The nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

            3. The price of the security at which the transaction was effected;

            4. The name of the broker, dealer, or bank with or through whom the transaction was effected; and

            5. The date on which the report is submitted by the access person.

            For any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person, the Quarterly Transaction Report shall contain the following information:

            1. The name of the broker, dealer or bank with whom the access person established the account;


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            2.    The date on which the account was established; and

            3. The date on which the report is submitted by the access person.

            In lieu of the report provided as Appendix D, the reporting person may provide copies of monthly or quarterly brokerage statements reflecting equivalent information, provided the reporting person dates and signs each such statement.

      C. Annual Holdings Report. Every access person (except disinterested directors) shall complete, sign and submit to the Compliance Officer an Annual Holdings Report no later than 30 days following the end of the calendar year. The Annual Holdings Report (attached hereto as Appendix E) shall contain the following information (which shall be current as of a date no more than 45 days before the report is submitted):

            1. The title and type, exchange ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each covered security and Fund share in which the access person had any direct or indirect beneficial ownership;

            2. The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and

            3. The date on which the report is submitted by the access person.

      D. Disinterested Directors. A disinterested director shall report a transaction in a security on a Quarterly Transaction Report if the director, at the time of the transaction, knew or, in the ordinary course of fulfilling his official duties as a director should have known that, during the 15-day period immediately before or after the date of the transaction by the director, the security is or was purchased or sold by a Fund or client or was considered for purchase or sale.

      E. Absence of Control. An access person shall not be required to submit an Initial Holdings, Quarterly Transaction or Annual Holdings Report with respect to transactions effected for, and securities held in, any account over which the person has no direct or indirect influence or control.

      F. Confirmations. All access persons (other than disinterested directors) shall direct their brokers to supply to the Compliance Officer on a timely basis, duplicate copies of confirmations of all personal securities transactions.

      G. Disclaimer of Beneficial Ownership. No Initial Holdings, Quarterly Transaction or Annual Holdings Report shall be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.


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      H.    Potential Conflicts of Interest. Every access person shall immediately report to the Compliance Officer any factors of which the access person is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the access person's transactions and securities held or to be acquired by the Funds or clients. These factors may include, for example, officerships or directorships with issuers or beneficial ownership of more than 0.5% of the total outstanding shares of any issuer whose shares are publicly traded or that may be initially offered to the public in the foreseeable future.

      I. Notification of Reporting Obligation. All access persons having a duty to file Initial Holdings, Quarterly Transaction and Annual Holdings Reports hereunder shall be informed of such duty by the Chief Compliance Officer and shall be provided with a copy of this Code. Once informed of the duty to file an Initial Holdings, Quarterly Transaction and Annual Holdings Report, an access person has a continuing obligation to file each such report in a timely manner, whether or not the access person had any securities transactions or changes in securities ownership have occurred.

VII.  COMPLIANCE MONITORING

      The Compliance Officer shall review all Initial Holdings, Quarterly Transaction and Annual Holdings Reports, confirmations, and other materials provided to him regarding personal securities transactions by access persons to ascertain compliance with the provisions of this Code. The Compliance Officer shall date each Initial Holdings, Quarterly Transaction and Annual Holdings Report the day it is received and shall sign the Report to verify the date of receipt. The Compliance Officer shall also maintain a list of the names of person(s) responsible for reviewing those reports. The Compliance Officer shall institute any additional procedures necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code. Upon discovery of a violation of this Code, it shall be the responsibility of the Compliance Officer to report such violation to the management of the Adviser and its Board of Directors, as well as to the Board of Directors of the Funds.

VIII. REVIEW BY BOARD OF DIRECTORS

      The Compliance Officer shall regularly (but not less frequently than annually) furnish to the Board of Directors of the Funds a written report regarding the administration of this Code. This report shall describe issues that arose during the previous year under this Code including, but not limited to, information about material violations of this Code and related procedures, and sanctions imposed as a result of these violations. The report shall also certify to the Board of Directors that the Funds have adopted procedures reasonable necessary to prevent its access persons from violating this Code. The Board of Directors of the Funds shall consider this report and determine whether amendments to the Code or procedures are necessary. If any such report indicates that any change to this Code is advisable, the Compliance Officer shall make an appropriate recommendation to the Board of Directors.


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      The Compliance Officer shall inquire into any apparent violation of this
      Code and shall report any apparent violation requiring remedial action to the Funds' Board of Directors. Upon finding such a violation of this Code, including the filing of any false, incomplete, or untimely Initial Holdings Report, Quarterly Transaction Report or Annual Holdings Report, or the failure to obtain prior clearance of any personal securities transaction, the Board of Directors may impose any sanction or take such remedial actions as it deems appropriate. No director shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

IX.   RECORDS RETENTION.

      The Fund and the Adviser shall maintain, at their respective principal places of business, records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rules 17-1 and 31a-2(f)(1) under the 1940 Act and Rule 204-2 under the Advisers Act, and shall make these records available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

      A. Retention of Copy of Code of Ethics. A copy of this Code, and any version in effect at any time during the past five years, shall be maintained in an easily accessible place;

      B. Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation shall be maintained in any easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

      C. Copy of Forms and Reports. A copy of each Personal Trading Request and Authorization Form and each Initial Holdings Report, Quarterly Transaction Report and Annual Holdings Report prepared and filed by an access person pursuant to this Code shall be maintained for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place;

      D. Written Acknowledgements. A record of all written acknowledgments of receipt of this Code from each person who is, or within the past five years was, an access person or supervised person shall be preserved in an early accessible place;

      E. List of Access Persons. A list of all persons who are, or within the past five years of business were, access persons and thus required to file Personal Trading Request and Authorization Forms, Initial Holdings Reports, Quarterly Transaction Report and Annual Holdings Reports pursuant to this Code shall be maintained in an easily accessible place; and

      F. Board Reports. A copy of each written report furnished to the Fund's Board of Directors as set forth in Article VII above must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

      The Fund and the Advisor shall also maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by access persons of private placement securities, and any other purchases or sales of securities, for not less than five years following the end of the fiscal year in which the approval is granted.

X.    CONFIDENTIAL TREATMENT

      All reports and other records required to be filed or maintained under this Code shall be treated as confidential, except to the extent required by law.

XI.   VIOLATIONS OF THIS CODE

      Violations of this Code may result in the imposition of sanctions or the taking of such remedial steps as the Fund and/or the Adviser may deem appropriate, including, but not limited to, unwinding the transaction or, if impractical, disgorgement of any profit from the transaction, a letter of censure, reduction in salary, and suspension or termination of employment. No director or officer of the Funds or the Adviser shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

      In addition, the Funds or the Adviser may report any violations to the appropriate regulatory authority, including the Securities and Exchange Commission.

XII.  WRITTEN ACKNOWLEDGEMENTS

Each access person and supervised person shall receive a copy of this Code when they become an access person or supervised person and any amendments thereto, and each access person and supervised person shall provide a written acknowledgement of receipt of this Code and any amendment thereto in the form attached as Appendix F.

XIII. INTERPRETATION OF PROVISIONS

      THE BOARD OF DIRECTORS OF THE FUNDS OR THE ADVISER, OR MANAGEMENT OF THE ADVISER MAY, FROM TIME TO TIME, ADOPT SUCH INTERPRETATIONS OF THIS CODE AS SUCH BOARD OR MANAGEMENT DEEMS APPROPRIATE.

XIV.  AMENDMENTS TO THE CODE

      Any material change to the Code subsequent to its approval must be approved within six months of the change by the Board of Directors of the Funds. Any amendment to the Code shall be effective 30 calendar days after written notice of such amendment shall have been received by the Compliance Officer, unless the Board of Directors of the Funds or the management or the Board of Directors of the Adviser, as appropriate, expressly determines that such amendment shall become effective on an earlier date or shall not be adopted.

                                                                      APPENDIX A

                             LIST OF ACCESS PERSONS

[To be provided]

                                                                      APPENDIX B

                 PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

This Personal Trading Request must be completed by every access person prior to any personal trade in covered securities. Personal trades in Fund shares do not require authorization.(1)

Name of access person: ____________ Date of proposed transaction: ____________

Name of the issuer and dollar amount or number of securities of the issuer proposed to be purchased or sold: ______________________________________________
________________________________________________________________________________

Nature of transaction (i.e., purchase, sale):(2) _______________________________
________________________________________________________________________________


Do any of the Funds own the covered securities you propose to buy or sell?
      Yes _____ (Name of Fund) __________________________ No ___ Don't Know ___

Are you or is a member of your immediate family an officer or director of the issuer of the securities or any affiliate(3) of the issuer? Yes ____ No ____

         If yes, please describe:

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.(4)____________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Market capitalization, exchange ticker symbol (or CUSIP number), and principal trading market for the covered securities of the issuer : ______________________
________________________________________________________________________________

Do you have any material nonpublic information concerning the issuer?

                                Yes ____ No _____

----------
(1) The terms "access person," "covered securities" and "Fund shares" are defined in the Code of Ethics.

(2)   If other than a market order, please describe any proposed limits.

(3) For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls, or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

(4) A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting services or insurance coverage.

Do you beneficially own more than 0.5% of the outstanding equity securities of the issuer?

                               Yes _____ No _____

      If yes, please report the name of the issuer and the total number of shares "beneficially owned":____________________________________________________
________________________________________________________________________________

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by the Fund that may be relevant to a determination as to the existence of a potential conflict of interest?(5) Yes ____ No ____

      If yes, please describe:__________________________________________________
________________________________________________________________________________

      To the best of your knowledge and belief, the answers that you have provided above are true and correct.

________________________                    _______________________________
Dated                                                Signature

----------
(5) Facts that would be responsive to this question include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities for the Funds. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Fund might invest in securities related to the leveraged buyout. The foregoing are only examples of pertinent facts and in no way limits the types of facts that may be responsive to this question.

Approval or Disapproval of Personal Trading Request (to be completed by Compliance Officer or his/her designee):

___ I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary(6) for approval of the proposed transaction have been satisfied.

____ I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.

         Time and Date:_________________________________________________________

         Signed: _______________________________________________________________

         Title: ________________________________________________________________

----------
(6) In the case of a personal securities transaction by an access person of the Funds (other than disinterested directors of the Funds), the Code of Ethics of the Funds requires that the Compliance Officer determine that the proposed personal securities transaction (i) is not potentially harmful to the Funds, (ii) would be unlikely to affect the market in which the Funds' portfolio securities are traded, (iii) is not related economically to securities to be purchased, sold, or held by the Funds, (iv) the security which is the subject of the transaction is not being considered for purchase or sale by the Funds, (v) with regard to proposed transactions involving the purchase of an equity security, the Funds hold no position in that same equity security, (vi) that no Fund or client has an open or pending order in the same or a related security, or (vii) for transactions involving portfolio managers, the Funds have not engaged in a transaction in the same security within the past seven calendar days and has no intention to do so within the next seven calendar days. Note that the seven-day blackout period for portfolio managers does not apply to purchases or sales of equity securities of companies with market capitalizations of more than $5 billion. In addition, the Code requires that the Compliance Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the access person's relationship with the Funds.

                                                                      APPENDIX C

                             INITIAL HOLDINGS REPORT

___________________________________
NAME

The Initial Holdings Report requires all access persons of Thompson Plumb Funds, Inc. and Thompson Investment Management LLC to provide information on their ownership of covered securities and Fund shares when such persons become access persons.(7) A report must be filed no later than 10 days after the filer becomes an access person. The information contained in the report must be current as of a date no more than 45 days prior to the date the person becomes an access person. Each report must include all covered securities and Fund shares in which the person had any direct or indirect beneficial ownership when such person became an access person and cover all accounts in which any securities were held for your direct or indirect benefit (unless you have no direct or indirect influence or control over such accounts). Please include all non-client accounts that you manage or with respect to which you give investment or voting advice.

      I (have_______ have no_________) interests in securities as described above.

      Please describe all reportable securities holdings on the next page. Use additional copies of this form if necessary.

      To the best of my knowledge and belief, the answers set out in this Report are true and correct.

__________________________                      ________________________________
     Date Submitted                                      Signature

The undersigned, ______________________________________________, in my capacity as the Chief Compliance Officer, hereby certify receipt of this Initial Holdings Report on the ___ day of _______, 200_.

                                                ________________________________
                                                     Chief Compliance Officer

----------
(1) The terms "access person," "covered securities" and "Fund shares" are defined in the Code of Ethics.

                     REPORTABLE SECURITIES AND ACCOUNTS(2)

For each account in which any securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

          Name      Address      Contact Person      Date Account Opened




For each covered security and Fund share in which you have a direct or indirect beneficial interest, please list the title and type of security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.

--------------------------------------------------------------------------------
Title/Type    Ticker Symbol/CUSIP Number    Number of Shares    Principal Amount
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Do your holdings include:

      (a)   securities purchased within the last
            60 days (or the purchase of securities
            sold within the last 60 days)?                        Yes |_| No |_|

      (b)   private placement securities?                         Yes |_| No |_|

      (c)   any security purchased in an initial
            public offering?                                      Yes |_| No |_|

       Please attach additional sheets with any other relevant information

----------
(2) This report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial interest in the security or securities to which the report relates.

                                                                      APPENDIX D

                          QUARTERLY TRANSACTION REPORT

Name: ________________________________ Report for Quarter Ended:

This Quarterly Transaction Report must be filed quarterly (within 30 days after the end of each calendar quarter) by all access persons of Thompson Plumb Funds, Inc. and Thompson Investment Management LLC. This report should list all accounts opened by the access person during the report period in which securities are held for the direct or indirect benefit of the access person and should also list all transactions in covered securities and Fund shares during the report period, regardless of the size of such transaction.(9)

If you are an access person, you must file this report whether or not you opened any accounts or had any reportable transactions for the reporting period. Each report must cover all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Did you open any accounts in which securities are held for your direct or indirect benefit during the above quarter?

            Yes |_| No |_|

Did you have any reportable transactions in covered securities or Fund shares during the above quarter?

            Yes |_| No |_|

If you answered "Yes" to either question above, please complete the information on the next page. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

      To the best of my knowledge and belief, the answers set out in this Report are true and correct.

_____________________________                     ______________________________
Signature                                                 Date Submitted

The undersigned, ___________________________, in my capacity as the Chief Compliance Officer, hereby certify receipt of this Quarterly Report on the ___ day of _________, 200_.

                                                  ______________________________
                                                     Chief Compliance Officer

----------
(1) The terms "access person," "covered securities" and "Fund shares" are defined in the Code of Ethics.

                           REPORTABLE ACCOUNT OPENINGS

For each reportable account opened during the report period, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name       Address         Contact Person        Date Account Opened




                     REPORTABLE SECURITIES TRANSACTIONS(2)

Date of transaction:

Name of the issuer, title and type of security, exchange ticker symbol or CUSIP number (as applicable), and dollar amount or number of securities of the issuer (including covered securities and Fund shares) purchased or sold:


Nature of transaction (i.e., purchase, sale, exchange or other type of acquisition or disposition):


Price at which the transaction was effected:


Name of broker, dealer, or bank with or through whom the transaction was effected:

----------
(2) This report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial interest in the security or securities to which the report relates.

Does the transaction involve:

      (a)   sale of securities purchased within the
            last 60 days (or the purchase of securities
            sold within the last 60 days)?                        Yes |_| No |_|

      (b)   purchase or sale of private placement
            securities?                                           Yes |_| No |_|

      (c)   purchase of a security in an initial public
            offering?                                             Yes |_| No |_|

            Please attach additional sheets with any other relevant information

                                                                      APPENDIX E

                             ANNUAL HOLDINGS REPORT
                        FOR THE CALENDAR YEAR ENDED 200_

___________________________________
NAME

This Annual Holdings Report requires all access persons of Thompson Plumb Funds, Inc. and Thompson Investment Management LLC to provide information annually on their ownership of covered securities and Fund shares.(11) A report must be filed annually and the information must be current as of a date no more than 45 days before the report is submitted. Each report must include all covered securities and Fund shares in which you have any direct or indirect beneficial ownership and cover all accounts in which any securities are held for your direct or indirect benefit (unless you have no direct or indirect influence or control over such accounts) and please include all non-client accounts that you manage or with respect to which you give investment or voting advice.

      Please describe all reportable securities holdings on the next page. Use additional copies of this form if necessary.

      To the best of my knowledge and belief, the answers set out in this Report are true and correct.


___________________________________                  __________________________
Date Submitted                                       Signature

The undersigned, ______________________________, in my capacity as the Chief Compliance Officer, hereby certify receipt of this Annual Holdings Report on the ___ day of _______, 200_.


                                                      __________________________
                                                      Chief Compliance Officer

----------
(1) The terms "access person," "covered securities" and "Fund shares" are defined in the Code of Ethics.

REPORTABLE SECURITIES AND ACCOUNTS(2)

For each account in which any securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name           Address       Contact Person     Date Account Opened





For each covered security and Fund share in which you have a direct or indirect beneficial interest, please list the title and type of security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.

--------------------------------------------------------------------------------
Title/Type    Ticker Symbol/CUSIP Number   Number of Shares   Principal Amount
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

----------
(2) This report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial interest in the security or securities to which the report relates.

Do your holdings include:

      (a)   securities purchased within the last 60
            days (or the purchase of securities sold
            within the last 60 days)?                             Yes |_| No |_|

      (b)   private placement securities?                         Yes |_| No |_|

      (c)   any security purchased in an initial public
            offering?                                             Yes |_| No |_|

       Please attach additional sheets with any other relevant information

                                                                      APPENDIX F

                           ACKNOWLEDGEMENT OF RECEIPT
                                       OF
                                 CODE OF ETHICS

      I hereby acknowledge receipt of the Code of Ethics of Thompson Plumb Funds, Inc. and Thompson Investment Management LLC, including all amendments (if any) thereto.

Dated:

Signed:

Name:

                                                                      APPENDIX G

                              ANNUAL CERTIFICATION

      I hereby certify that I (i) have read and understand the Code of Ethics of Thompson Plumb Funds, Inc. and Thompson Investment Management LLC, (ii) recognize that I am subject to the Code of Ethics, (iii) have complied with the requirements of the Code of Ethics over the past year, and (iv) have disclosed all personal securities transactions, over the past year, required to disclosed by the Code of Ethics.

Signed:

Name:

Date:

                                      G-1